                       SECOND AMENDED AND RESTATED BY-LAWS
                                       OF
                              MAJESCO HOLDINGS INC.

                            (a Delaware corporation)

                     --------------------------------------

                     Adopted by Unanimous Written Consent of
                    the Board of Directors on August 23, 2004

                     --------------------------------------

                                    ARTICLE I

                                     Office
                                     ------

     Section 1.1. Registered Office. The registered office of Majesco Holdings
Inc. (the "Corporation") in the State of Delaware shall be located at 15 East
North Street in the City of Dover, County of Kent.

     Section 1.2. Registered Agent. The registered agent of the Corporation in the State of Delaware at its registered office is Incorporating Services, Ltd.

     Section 1.3. Principal Office. The principal place of business of the
Corporation shall be at 250 West 57th Street the City of New York, County of New
York and State of New York, or at such other place as the Board of Directors may at any time or from time to time designate.

     Section 1.4. Other Offices. The Corporation may establish or discontinue, from time to time, such other offices and places of business within or without the State of Delaware as may be deemed proper for the conduct of the business of the Corporation.

                                   ARTICLE II

                             Meeting of Stockholders
                             -----------------------

     Section 2.1. Annual Meeting. The annual meeting of such holders of capital stock ("Stock") as are entitled to vote thereat ("Annual Meeting of
Stockholders") shall be held for the election of directors and the transaction of such other business as properly may come before it on the third Monday in
August of each year at 10:00 a.m., local time, or on such other date, and at such time and place, as shall be determined by resolution of the Board of
Directors. If the day fixed for the annual meeting is a legal holiday, such meeting shall be held on the next succeeding business day.

     Section 2.2. Special Meetings. In addition to such special meetings as are provided for by law or by the Certificate of Incorporation, special meetings of the stockholders of the Corporation may be called at any time by the Board of
Directors, and by the Secretary upon the written request stating the purposes of any such meeting of the holders of record collectively of at least thirty (30%)
percent of the outstanding shares of Stock of the Corporation. Special meetings shall be called by means of a notice as provided in Section 2.4 hereof.

     Section 2.3. Place of Meetings. All meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors.

     Section 2.4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called.
The notice of each Annual Meeting of Stockholders shall identify each matter intended to be acted upon, at such meeting. If mailed, the notice shall be addressed to each stockholder in a postage-prepaid envelope at his address as it appears on the records of the Corporation unless, prior to the time of mailing, the Secretary shall have received from any such stockholder a written request that notices intended for him be mailed to some other address.
In such case the notice intended for such stockholder shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall be delivered personally or mailed not less than ten (10) nor more than sixty
(60) days before the date fixed for the meeting to each stockholder entitled to vote at such meeting.

     Section 2.5. Waiver of Notice. Whenever notice is required to be given, a written waiver thereof signed by the person entitled to notice whether before or after the time stated therein for such meeting shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except as otherwise provided by law. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders need be specified in any written waiver of notice.

     Section 2.6. Organization of Meetings. The Chairman of the Board, if any,
shall act as chairman at all meetings of stockholders at which he is present and, as such chairman, shall call such meetings of stockholders to order and shall preside thereat. If the Chairman of the Board shall be absent from any meeting of stockholders, the duties otherwise provided in this Section to be performed by him at such meeting shall be performed at such meeting by the
President. If both the Chairman of the Board and the President shall be absent, such duties shall be performed by a Vice President designated by the President to preside at such meeting. If no such officer is present at such meeting, any stockholder or the proxy of any stockholder entitled to vote at the meeting may call the meeting to order and a chairman to preside thereat shall be elected by a majority of those present and entitled to vote. The Secretary of the
Corporation shall act as secretary at all meetings of the stockholders but, in his absence, the chairman of the meeting may appoint any person present to act as secretary of the meeting.

     Section 2.7. Stockholders Entitled to Vote. The Board of Directors may fix
a date not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of stockholders, or preceding the last day on which the consent of stockholders may be effectively expressed for any purpose without a meeting, as a record date for the determination of the stockholders entitled: (a) to notice of, and to vote at, such meeting and any adjournment thereof; or (b) to express such consent. In such case such stockholders of record on the date so fixed, shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof or to express such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date is so fixed.

     Section 2.8. List of Stockholders Entitled to Vote. The Secretary shall prepare and make or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder as it appears on the records of the Corporation and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10)
days prior to the meeting, either at a place specified in the notice of meeting within the city where the meeting is to be held or, if not so specified, at the place where the meeting, is to be held, and a duplicate list shall be similarly open to examination at the principal place of business of the Corporation. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

     Section 2.9. Quorum and Adjournment. Except as otherwise provided by law and in the Certificate of Incorporation, the holders of a majority of the shares of Stock entitled to vote at the meeting shall constitute a quorum at each meeting of the stockholders. Where more than one class or series of Stock is entitled to vote at such a meeting, a majority of the shares of each such class or series of Stock entitled to vote at such meeting shall constitute a quorum at such meeting. In the absence of a quorum, the holders of a majority of all such shares of Stock present in person or by proxy may adjourn any meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. Notice of an adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.10. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

     Section 2.11. Vote of Stockholders. Except as otherwise permitted by law, by the Certificate of Incorporation or by Section 2.13 hereof, an action by stockholders shall be taken at a meeting of the stockholders. Except as otherwise provided in the Certificate of Incorporation, every stockholder of record, as determined pursuant to Section 2.7 hereof, who is entitled to vote;
shall at every meeting of the stockholders be entitled to one vote for each share of Stock entitled to participate in such vote held by such stockholder on the record date. Every stockholder entitled to Vote shall have the right to vote in person or by proxy. Except as otherwise provided by law, no vote on any question upon which a vote of the stockholders may be taken need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of Stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Unless otherwise provided by law or by the
Certificate of Incorporation, each director shall be elected and all other questions shall be decided by the vote of the holders of a majority of the shares of Stock present in person or by proxy at the meeting and entitled to vote on the question.

     Section 2.12. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder.

     Section 2.13. Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the General
Corporation Law of the State of Delaware, the meeting, prior notice of such meeting and the vote of the stockholders may be dispensed with and such corporate action maybe taken with the written consent of the stockholders of
Stock having not less than the minimum percentage of the total vote required by statute for the proposed corporate action, unless the Certificate of
Incorporation or the By-Laws require a greater percentage for such action, in which case the consent shall be that of the holders of such greater percentage;
provided, however, that prompt notice is given to all the stockholders who have not consented of the taking of such corporate action without a meeting and by less than unanimous written consent. Whenever it is intended that action is to be taken by stockholders without a meeting, a form for expressing consent in writing to such action shall be sent to all holders of Stock entitled to vote on such action.

     Section 2.14. Attendance at Meetings of Stockholders. Any stockholder of the Corporation not entitled to notice of the meeting or to vote at such meeting shall nevertheless be entitled to attend any meeting of stockholders of the
Corporation.

                                   ARTICLE III

                               Board of Directors
                               ------------------

     Section 3.1. Election and Term. Except as otherwise provided by law or by this Article III, directors shall be elected at the Annual Meeting of
Stockholders and shall hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualify, or until they sooner die, resign, or are removed. Acceptance of the office of director need not be expressed in writing.

     Section 3.2. Number. The number of directors constituting the Board of
Directors shall be fixed from time to time by the Board of Directors or by the stockholders, but shall not be less than one nor more than seven. Until so fixed, the number of directors constituting the Board of Directors shall be one.
A director need not be a stockholder, citizen of the United States or a resident of the State of Delaware.

     Section 3.3. General Powers. The business, properties and affairs of the
Corporation shall be managed by or under the direction of the Board of Directors which, without limiting the generality of the foregoing, shall have the power to appoint the officers and agents of the Corporation, to fix and alter the salaries of officers, employees and agents of the Corporation, to grant general or limited authority (including authority to delegate and sub-delegate) to officers, employees and agents of the Corporation, to make, execute, affix the corporate seal to and deliver contracts and other instruments and documents including bills, notes, checks or other instruments for the payment of money, in the name and on behalf of the Corporation without specific authority in each case and to appoint committees in addition to those provided for in Articles IV and V hereof with such powers

and duties as the Board of Directors may determine and as provided by law. The membership of such committees shall consist of such persons as are designated by the Board of Directors. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law, by the Certificate of Incorporation or by
the By-Laws.

     Section 3.4. Place of Meetings. Meetings of the Board of Directors may be
held at the principal place of business of the Corporation in the City of
Stamford or at any other place, within or without the State of Delaware, from time to time as designated by the Board of Directors.

     Section 3.5. First Meeting of New Board. A newly elected Board of Directors shall meet without notice as soon as practicable after each Annual Meeting of
Stockholders at the place at which such meeting of stockholders took place. If a quorum is not present, such organization meeting may be held at any other time or place which may be specified for special meetings of the Board of Directors in a notice given in the manner provided in Section 3.7 hereof or in a waiver of notice thereof.

     Section 3.6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as may be determined by resolution of the Board of
Directors. No notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

     Section 3.7. Special Meetings; Notice; and Waiver of Notice. Special
meetings of the Board of Directors shall be called by the Secretary or an
Assistant Secretary at the request of the Chairman of the Board, if any, the
President, a Vice President, or at the request in writing of no less than two
Directors stating the purpose or purposes of such meeting. Notices of special meetings shall be mailed to each director addressed to him at his residence or usual place of business not later than three (3) days before the day on which the meeting is to be held or shall be sent to him at either of such places by telegraph or shall be communicated to him personally or by telephone, not later than the day before the date fixed for the meeting. Notice of any meeting of the
Board of Directors shall not be required to be given to any director if he shall sign a written waiver thereof either before or after the time stated therein for such meeting or if he shall be present at the meeting and participate in the business transacted thereat. Any and all business transacted at any meeting of the Board of Directors shall be fully effective without any notice thereof having been given if all the members shall be present thereat. Unless limited by law, the Certificate of Incorporation, the By-Laws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting without the notice thereof having so specifically enumerated the matters to be acted upon.

     Section 3.8. Organization. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors at which he is present. If the
Chairman of the Board shall be absent from any meeting of the Board of
Directors, the duties otherwise provided in this Section 3.8 to be performed by him at such meeting shall be performed by the President. If both the Chairman of the Board and the President shall be absent, such duties shall be performed by a director designated by the President to preside at such meeting. If no such officer or director is present at such meeting, one of the directors present shall be chosen to preside by a majority vote of the members of the Board of
Directors present at such meeting. The Secretary of the Corporation shall act as the secretary at all meetings of the Board of Directors and, in his absence, a temporary secretary shall be appointed by the chairman of the meeting.

     Section 3.9. Quorum and Adjournment. Except as otherwise provided by
Section 3.14 hereof and in the Certificate of Incorporation, at every meeting of the Board of Directors, if the number of Directors constituting the Board of
Directors is three or more, a majority of the total number of directors shall constitute a quorum and, if the number of Directors constituting the Board of
Directors is two or less, the entire Board of Directors shall constitute a quorum. Except as otherwise provided by law, by the Certificate of
Incorporation, by Sections 3.14, 4.1, 4.8, 5.1, 6.3, or 10.1 hereof, if the number of Directors constituting the Board of Directors is three or more, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors and, if the number of
Directors constituting the Board of Directors is two or less, the unanimous vote of all Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, any meeting may be adjourned from time to time until a quorum is present. Notice of an adjourned meeting shall be required to be given if notice was required to be given of the meeting as originally called.

     Section 3.10. Voting. On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board of Directors present at the meeting so requests.

     Section 3.11. Acting Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case maybe, consent thereto in writing and such written consents are filed with the minutes of such proceeding.

     Section 3.12. Resignations. Any director may resign at any time by written notice thereof to the Corporation. Any resignation shall be effective immediately unless some other time is specified for it to take effect.
Acceptance of any resignation shall not be necessary to make it effective unless such resignation is tendered subject to such acceptance.

     Section 3.13. Removal of Directors. Subject to any agreement in writing between the stockholders of the Corporation, any director may be removed either with or without cause at any time by action of the holders of record of a majority of the outstanding shares of Stock of the Corporation then entitled to vote at an election of directors at a meeting of holders of such shares. The vacancy in the Board of Directors caused by any such removal may be filled by action of such stockholders at such meeting or at any subsequent meeting.

     Section 3.14. Filling of Vacancies. Except as otherwise provided by law, in case of any increase in the number of directors or of any vacancy created by death, resignation, or disqualification, the additional director or directors may be elected or the vacancy or vacancies may be filled, as the case may be, by the remaining directors or by a sole remaining director though the remaining director or directors be less than the quorum provided for in Section 3.9 hereof. Each director so chosen shall hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualifies or until such director sooner dies, resigns, or is removed.

                                   ARTICLE IV
                               Executive Committee
                               -------------------

     Section 4.1. Appointment and Powers. The Board of Directors may, by
resolution adopted by affirmative vote of a majority of the whole Board of
Directors, appoint an Executive Committee and the members thereof consisting of one or more members which shall have and may exercise, during the intervals between the meetings of the Board of Directors, all of the powers of the Board of Directors in the management of the business, properties and affairs of the
Corporation; provided, however, that the foregoing is subject to the applicable provisions of law, and the Certificate of Incorporation and shall not be construed as authorizing action by the Executive Committee with respect to any action which is required to be taken by vote of a specified proportion of the whole Board of Directors. The Executive Committee shall consist of the President and such directors as may from time to time be designated by the Board of
Directors. So far as practicable, the members of the Executive Committee shall be appointed at the organization meeting of the Board of Directors in each year and, unless sooner discharged by affirmative vote of a majority of the whole
Board of Directors, shall hold office until the next annual organization meeting of the Board of Directors and until their respective successors are appointed or until they sooner die, resign, or are removed. All acts done and powers conferred by the Executive Committee shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors.

     Section 4.2. Place of Meetings. Meetings of the Executive Committee may be
held at the principal place of business of the Corporation in the City of
Stamford or at any other place within or without the State of Delaware from time to time designated by the Board of Directors or the Executive Committee.

     Section 4.3. Meetings; Notice; and Waiver of Notice. Regular meetings of the Executive Committee shall be held at such times as may be determined by resolution either of the Board of Directors or the Executive Committee and no
notice shall be required for any regular meeting. Special meetings of the
Executive Committee shall be called by the Secretary or an Assistant Secretary upon the request of any member thereof. Notices of special meetings shall be mailed to each member, addressed to him at his residence or usual place of business not

later than three days before the day on which the meeting is to be held or shall be sent to him at either of such places by telegraph, or shall be delivered to him personally or by telephone, not later than the day before the date fixed for the meeting. Notice of any such meeting shall not be required to be given to any member of the Executive Committee if he shall sign a written waiver thereof either before or after the time stated therein for such meeting or if he shall be present at the meeting and participate in the business transacted thereat, and all business transacted at any meeting of the Executive Committee shall be fully effective without any notice thereof having been given if all the members shall be present thereat. Unless limited by law, the Certificate of
Incorporation, the By-Laws, or the terms of the notice thereof, any and all business may be transacted at any special meeting without the notice thereof having specifically enumerated the matters to be acted upon.

     Section 4.4. Organization. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee at which he is present. In the absence of the Chairman of the Executive Committee, the President shall preside at meetings of the Executive Cornnrittee at which he is present. In the absence of the Chairman of the Executive Committee and the President, the
Chairman of the Board, if any, shall preside at meetings of the Executive
Committee at which he is present. In the absence of the Chairman of the
Executive Committee, the President and the Chairman of the Board, one of the
members present shall be chosen by the members of the Executive Committee present to preside at such meeting. The Secretary of the Corporation shall act as secretary at all meetings of the Executive Committee and, in his absence, a temporary secretary shall be appointed by the chairman of the meeting.

     Section 4.5. Quorum and Adjournment. A majority of the members of the
Executive Committee shall constitute a quorum for the transaction of business.
The act of a majority of those present at any meeting at which a quorum is present shall be the act of the Executive Committee. In the absence of a quorum, any meeting may be adjourned from time to time until a quorum is present. No notice of any adjourned meeting shall be required to be given other than by announcement at the meeting that is being adjourned.

     Section 4.6. Voting. On any question on which the Executive Committee shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Executive Committee present at the meeting so requests.

     Section 4.7. Records. The Executive Committee shall keep minutes of its acts and proceedings which shall be submitted at the next regular meeting of the
Board of Directors. Any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

     Section 4.8. Vacancies; Alternate Members; and Absences. Any vacancy among the appointed members of the Executive Committee may be filled by affirmative vote of a majority of the whole Board of Directors. By similar vote, the Board of Directors may designate one or more directors as alternate members of the
Executive Committee who may replace any absent or disqualified member at any meeting of the Executive Committee.

                                    ARTICLE V
                          Other Committees of the Board

     Section 5.1. Appointing Other Committees of the Board. The Board of
Directors may from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors appoint other committees of the Board of Directors and the members thereof which shall have such powers of the Board of Directors and such duties as the Board of Directors may properly determine and as provided by law. Such other committee of the Board of Directors shall consist of one or more directors. By similar vote, the Board of Directors may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Section 5.2. Place and Time of Meetings; Notice; Waiver of Notice; and
Records. Meetings of such committees of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors or the committee. Regular meetings of any such committee shall be held at such times as may be determined by resolution of the Board of Directors or the committee and no notice shall be required for any regular meeting. A special meeting of any such committee shall be called by resolution of the Board of Directors or by the Secretary or an
Assistant Secretary upon the request of any member of the committee. The provisions. of Section 4.3 hereof with respect to notice and waiver of notice of special meetings of the Executive Committee shall also apply to all special meetings of other committees of the Board of Directors. Any such committee may make rules for holding and conducting its meetings and shall keep minutes of all meetings.

                                   ARTICLE VI
                                  The Officers

     Section 6.1. Officers. The officers of the Corporation shall be a
President, one or more Vice Presidents, a Secretary and a Treasurer. The officers shall be elected by the Board of Directors. The Board of Directors may
also elect a Chairman of the Board, an Executive Vice President, a Chairman of
the Executive Committee, a Chief Financial Officer, a Controller, one or more
Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant
Controllers and such other officers and agents as in their judgment may be necessary or desirable. The Chairman of the Board, the Chairman of the Executive
Committee, the President, and the Executive Vice President shall be selected from the directors.

     Section 6.2. Terms of Office and Vacancies. So far as is practicable, all officers shall be appointed at the organization meeting of the Board of
Directors in each year and, except as otherwise provided in Sections 6.1, 6.3, and 6.4 hereof, shall hold office until the organization meeting of the Board of
Directors in the next subsequent year and until their respective successors are elected and qualify or until they sooner die, retire, resign or are removed. If any vacancy shall occur in any office, the Board of Directors may elect a successor to fill such vacancy for the remainder of the term.

     Section 6.3. Removal of Officers. Any officer may be removed at any time, either with or without cause, by affirmative vote of a majority of the whole
Board of Directors at any regular meeting or at any special meeting called for that purpose.

     Section 6.4. Resignations. Any officer may resign at any time by giving written notice thereof to the Corporation. Any resignation shall be effective immediately unless some other date is specified for it to take effect.
Acceptance of any resignation shall not be necessary to make it effective unless such resignation is tendered subject to such acceptance.

     Section 6.5. Officers Holding More Than One Office. Any officer may hold two or more offices so long as the duties of such offices can be consistently performed by the same person.

     Section 6.6. The Chairman of the Board. The Chairman of the Board, if any,
shall be a member of the Board of Directors. As provided in Section 2.6 hereof, he shall act as chairman at all meetings of the stockholders at which he is present; as provided in Section 3.8 hereof, he shall preside at all meetings of the Board of Directors at which he is present; and as provided in Section 4.4 hereof, in the absence of the Chairman of the Executive Committee and the
President, he shall preside at all meetings of the Executive Committee at which he is present. He shall also perform such other duties and shall have such other powers as may from time to time be assigned to him by the Board of Directors. In the absence or disability of the Chairman of the Board, the duties of the
Chairman of the Board shall be performed and his powers may be exercised by the
President of the Board. In the absence or disability of the Chairman of the
Board and the President, the powers of the Chairman of the Board may be exercised by such member of the Board of Directors as may be designated by the
Chairman of the Board and, failing such designation or in the absence of the person so designated, by such member of the Board of Directors as may be designated by the President.

     Section 6.7. The President. Unless otherwise determined by the Board of
Directors, the President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general and active charge, control and supervision of the business, property and affairs of the Corporation, shall approve all operating expense and capital expenditure budgets and shall formulate recommendations to the Board of Directors for its action and decision. As provided in Section 4.4 hereof, in the absence of the
Chairman of the Executive Committee, he shall preside at all meetings of the
Executive Committee at which he is present. In the absence or disability of the
Chairman of the Board, the duties of the Chairman of the Board, including. those duties set forth in Sections 2.6, 3.8 and 4.4 hereof, shall be performed and his powers may be exercised by the President. If neither the President nor the
Chairman of the Board is available, the duties of the President shall be performed and his powers may be exercised by such member of the Board of
Directors as may be designated by the President and, failing such designation or in the absence of the person so designated, by such member of the Board of
Directors as may be designated by the Chairman of the Board.

     Section 6.8. The Vice Presidents. The Vice Presidents, including the
Executive Vice President, shall perform such duties and have such powers as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board or the President.

     Section 6.9. The Secretary. The Secretary shall attend to the giving of notice of each meeting of stockholders, the Board of Directors and committees thereof and; as provided in Sections 2.6, 3.8, and 4.4 hereof, shall act as secretary at each meeting of stockholders, directors and the Executive
Committee. He shall keep minutes of all proceedings at such meetings as well as of all proceedings at all meetings of such other committees of the Board of
Directors as any such committee shall direct him to so keep. The Secretary shall have charge of the corporate seal and he or any officer of the Corporation shall have authority to attest to any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the
Secretary, such person as shall be designated by the chairman of any meeting shall perform his duties.

     Section 6.10. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board of Directors or any officer or officers thereunto duly authorized by the Board of Directors shall from time to time direct or approve. In the absence of a Controller, he shall perform all duties appertaining to the office of Controller of the Corporation. He shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve. In the absence of the
Treasurer, such person as shall be designated by the Chairman of the Board or
President shall perform his duties.

     Section 6.11. The Controller. The Controller shall prepare and have the care and custody of the books of account of the Corporation. He shall keep a full and accurate account of all moneys received and paid on account of the
Corporation. He shall render a statement of his accounts whenever the Board of
Directors shall require. He shall generally perform all the duties usually appertaining to the office of controller of a corporation. When required by the
Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve.

     Section 6.12. Additional Powers and Duties. In addition to the foregoing specifically enumerated duties and, powers, the several officers of the
Corporation shall perform such other duties and exercise such further powers as the Board of Directors may from time to time determine or as may be assigned to them by any superior officer.

                                   ARTICLE VII
                    Transactions With Directors and Officers

     Section 7.1. Transactions with Directors and Officers. No contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association or other organization, in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for such reason or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors may be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the stockholders or the Board of Directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE VIII
                          Stock and Transfers of Stock

     Section 8.1. Stock Certificates. The Stock of the Corporation shall be represented by certificates signed by two officers of the Corporation, one the
Chairman of the Board, the President or a Vice President and the other the
Secretary or an Assistant Secretary. Any or all of the signatures may be a facsimile. Such certificates shall be sealed with the seal of the Corporation.
Such seal may be a facsimile, engraved or printed. In case any officer who has signed any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue. Certificates representing the Stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

     Section 8.2. Restrictive Legend on Certificates. Every certificate representing shares of Stock of the Corporation shall bear the following legend:

     "(a) The shares of stock represented hereby have been acquired for investment and not with a view to distribution or resale, have not been registered under the Securities Act of 1933, as amended, and are transferable only in accordance with and upon proof of compliance with the
     Securities Act of 1933, as amended, and the Rules promulgated thereunder."

     Section 8.3. Registration of Transfers of Stock. Registration or a transfer of Stock shall be made on the books of the Corporation only upon presentation by the person named in the certificate evidencing such stock, or by an attorney lawfully authorized in writing, upon surrender and cancellation of such certificate, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signature thereon as the Corporation or its agents may reasonably require.

     Section 8.4. Lost Certificates. In case any certificate representing Stock shall be lost, stolen or destroyed; the Board of Directors in its discretion or any officer or officers thereunto duly authorized by the Board of Directors may authorize the issuance of a substitute certificate in the place of the certificate so lost, stolen or destroyed; provided, however, in each such case the Corporation may require the owner of the lost, sto1en or destroyed certificate or his legal representative to give the Corporation evidence which the Corporation determines in its discretion satisfactory of the loss, theft or destruction of such certificate and of the ownership thereof and may also require a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 8.5. Determination of Stockholders of Record for Certain Purposes.
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date which shall not be more than sixty (60) days prior to any such action.

                                   ARTICLE IX
                                  Miscellaneous

     Section 9.1. Seal. The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the state of its incorporation.

     Section 9.2. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

     Section 9.3. Simatures on Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents of Corporation and in such manner as from time to time may be prescribed by resolution (whether general or special), of the Board of Directors or as may be prescribed by any officer or officers or any officer and agent jointly thereunto duly authorized by the Board of Directors.

     Section 9.4. Indemnification. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of
Delaware, indemnify any and all person whom it shall have power to indemnify against any and all of the costs, expenses, liabilities or other matters incurred by them by reason of having been officers or directors of the
Corporation, any subsidiary of the Corporation or of any other corporation for which any and all persons who acted as officer or director at the request of the
Corporation.

     Section 9.5. Books of the Corporation. Except as otherwise provided by law, the books of the Corporation shall be kept at the principal place of business of the Corporation and at such other locations as the Board of Directors may from time to time determine.

     Section 9.6. References to Gender. Whenever in the By-Laws reference is made to the masculine gender, such reference shall where the context so requires be deemed to include the feminine gender, and the By-Laws shall be read accordingly.

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     Section 9.7. References to Article and Section Numbers and to the By-Laws
and the Certificate of Incorporation. Whenever in the By-Laws reference is made to an Article or Section number, such reference is to the number of an Article or Section of the By-Laws. Whenever in the By-Laws reference is made to the
By-Laws, such reference is to these By-Laws of the Corporation as the same may from time to time be amended. Whenever reference is made to the Certificate of
Incorporation, such reference is to the Certificate of Incorporation of the
Corporation as the same may from time to time be amended.

                                    ARTICLE X
                                   Amendments

     Section 10.1. Amendments. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, the By-Laws may be altered, amended or repealed from time to time by the Board of Directors by affirmative vote of a majority of the whole Board of Directors. The By-Laws may be altered, amended or repealed at any annual or special meeting of stockholders. Notice of such proposed alteration, amendment or repeal setting forth the substance or text thereof shall be included in the notice of any meeting of the Board of Directors or stockholders called to consider any such alteration, amendment or repeal.

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